UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

Digital River, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10380 Bren Road West

Minnetonka, Minnesota 55343

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (952) 253-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to the Agreement and Plan of Merger, dated as of October 23, 2014 (the “Merger Agreement”), by and among Danube Private Holdings II, LLC, a Delaware limited liability company (“Parent”), Danube Private Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), and Digital River, Inc., a Delaware Corporation (the “Company”), on February 12, 2015 (the “Closing Date”), Acquisition Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent.  The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

In the Merger, each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), including restricted shares of Common Stock, which vested immediately prior to the effective time of the Merger, other than dissenting shares and shares of Common Stock owned by the Company, Parent or Acquisition Sub or any of their subsidiaries (the “Excluded Shares”), was automatically cancelled and converted into the right to receive $26.00 in cash, without interest (the “Merger Consideration”), less any applicable taxes required to be withheld.  In addition, as of the Effective Time, (1) each option to purchase a share of Common Stock that was outstanding immediately prior to the Effective Time became fully vested and automatically cancelled and converted into the right to receive a cash payment equal to the Merger Consideration, net of the exercise price, (2) each restricted stock unit or performance stock unit that was subject to performance-based vesting conditions and that was outstanding and vested immediately prior to the Effective Time was automatically cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the number of vested shares of Common Stock subject to such award and (3) each other equity-based award outstanding immediately prior to the Effective Time became fully vested and automatically cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the number of shares subject to the award.

The descriptions of the Merger and the Merger Agreement contained in this Current Report on Form 8-K do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Company notified the Nasdaq Global Select Market (“NASDAQ”) that the Merger had been completed and requested that trading in the Common Stock be suspended effective prior to the opening of business on the day after the Closing Date, February 13, 2015.  The Company also requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the delisting of the Common Stock from NASDAQ.

The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable.  The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03                                           Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Common Stock (other than the Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration.  At the Effective Time, all holders of Common Stock (other than the Excluded

Shares) ceased to have any rights with respect thereto other than the right to receive such consideration.

The information set forth under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01                                           Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a direct wholly owned subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $840 million, which was funded through a combination of equity and debt financing obtained by Parent.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of Thomas F. Madison, Alfred Castino, Ed Eger, Jeffrey Katz, Timothy J. Pawlenty, Cheryl F. Rosner, Douglas M. Steenland and Perry W. Steiner resigned as directors of the Company. No director resigned because of any disagreement with the Company on any matter relating to its operations, policies or practices.  In accordance with the Merger Agreement, at the Effective Time, the directors of Acquisition Sub became the directors of the Company.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On February 12, 2015, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement.

As of January 7, 2015, the record date for the Special Meeting, there were 31,898,701 shares of Common Stock, outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 23,595,403 shares of Common Stock, representing approximately 73.9% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)         The proposal to adopt the Merger Agreement and thereby approve the transactions contemplated thereby, including the Merger;

(2)         The proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

(3)         The proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the Company’s definitive proxy statement filed with the SEC on January 8, 2015.

1.              Proposal to adopt the Merger Agreement and thereby approve the transactions contemplated thereby, including the Merger:

For	Against	Abstain	Broker Non-Votes
23,504,366	51,015	40,022	N/A

2.              Proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting:

For	Against	Abstain	Broker Non-Votes
22,108,186	1,447,661	39,556	N/A

3.              Proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
20,772,072	2,684,654	138,677	N/A

Item 8.01                                           Other Events.

On February 12, 2015, the Company issued a press release announcing the closing of the Merger. A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
2.1

Agreement and Plan of Merger, dated as of October 23, 2014, by and among Danube Private Holdings II, LLC, Danube Private Acquisition Corp. and Digital River, Inc. (incorporated by reference to Exhibit 2.1 to Digital River, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2014)

99.1	Press release, dated February 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL RIVER, INC.

Date: February 12, 2015	/s/ Stefan B. Schulz
Stefan B. Schulz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1

Agreement and Plan of Merger, dated as of October 23, 2014, by and among Danube Private Holdings II, LLC, Danube Private Acquisition Corp. and Digital River, Inc. (incorporated by reference to Exhibit 2.1 to Digital River, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2014)

99.1	Press release, dated February 12, 2015